CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statements on Form N-1A of Pinnacle TrendRating Innovative Equity Fund and Pinnacle Dynamic Growth Fund, each a series of Northern Lights Fund Trust III, under the headings ”Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

November 15, 2018